NEWS RELEASE

20TH CENTURY FOX FCU AND CURRENT TECHNOLOGY ANNOUNCE
NATIONAL MARKETING CAMPAIGN TO FEDERAL CREDIT UNIONS
AND THEIR MEMBERSHIPS

LOS ANGELES, California and VANCOUVER, British Columbia, November 10th, 2008 - Twentieth Century Fox Federal Credit Union (20th Century Fox FCU) and Current Technology Corporation (OTCBB:CRTCF) are pleased to announce that 20th Century Fox FCU is now marketing GPS/Asset Protection Devices from DMC/Celevoke to Federal Credit Unions and their memberships on a nationwide basis.

These high quality units will protect credit unions’ and their members’ automobile investments by using state of the art GPS/GSM technology which will allow members, credit unions, and law enforcement agencies to locate missing vehicles using computers that are standard equipment in most police vehicles.  The only operational requirement for these units is to have the vehicles’ electrical systems checked prior to installation to ensure that there is a minimum of 13.5 volts output from the alternator (which is standard for most vehicles).

If needed, pre-arranged installation pricing has been made available at all Circuit City stores.  Circuit City is an approved installer and will guarantee all its installations for one year.  These new units are compact and work extremely well wherever there is global cellular coverage.

“If your financial institution is interested in these units as a new avenue of revenue or for more information, please contact Dr. Randy Thompson (208) 939-0366 or Mark Collens at (818) 489-0569.”

 “I would like to thank Mark Collens and Celevoke Vice President of Business Development Brian Allen for their efforts in putting this program together,” stated Current Technology CEO Robert Kramer.  “After months of planning and preparation the marketing program to 1100 Federal Credit Unions and their over 12 million members is ready to launch.  Importantly, 20th Century Fox FCU is in the process of finalizing an exciting initiative outside the Federal Credit Union universe which has the potential to add further national reach to the marketing effort.  We hope to announce the successful results of these efforts within the next few weeks”.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 56% owned by Current Technology.

 Forward Looking Statement

The news release contains forward-looking statements concerning the Company's business operations, and financial performance and condition. When used in the news release the words "believe," "anticipate," "intend," "estimate," "expect," "project," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:
CORPORATE:

Twentieth Century Fox Federal Credit Union

Mark Collens, 1-818-489-0569

or
Current Technology Corporation

Robert Kramer, 1-800-661-4247

INVESTOR RELATIONS:

Polestar Communications
Richard Hannon, 1-866-858-4100
or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696